Exhibit 10.1

Execution Version

Third Amendment and Waiver to

Credit Agreement

This THIRD AMENDMENT AND WAIVER TO CREDIT AGREEMENT (this “Amendment”) is entered into as of January 26, 2017, among Internap Corporation (f/k/a Internap Network Services Corporation), a Delaware corporation (the “Borrower”), each of the Lenders (as defined below) party hereto and Jefferies Finance LLC, as Administrative Agent (in such capacity, the “Administrative Agent”), and is acknowledged and consented to by each Guarantor.

R E C I T A L S:

A.       The Borrower, the lenders from time to time party thereto (the “Lenders”) and the Administrative Agent are parties to the Credit Agreement dated as of November 26, 2013, as amended by the First Amendment to Credit Agreement dated as of October 30, 2015, and the Second Amendment to Credit Agreement dated as of April 12, 2016 (as further amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

B.       The Loan Parties have requested an amendment and limited waiver to the Credit Agreement that would effect the modifications thereto set forth herein, and the Administrative Agent and each Lender party hereto consents to this Amendment.

C.       Accordingly, in consideration of the premises made hereunder, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1.        Definitions and Interpretation.

1.1      Definitions. Unless otherwise defined in this Amendment, capitalized terms used herein shall have the meanings given to them in the Credit Agreement.

1.2      Interpretation. This Amendment shall be construed and interpreted in accordance with the rules of construction set forth in Sections 1.02 through 1.06 of the Credit Agreement.

Section 2.        Amendments and Waivers to Credit Agreement.

The following amendments and waiver shall become effective on the Amendment Effective Date (as defined below):

2.1      Definitions. Section 1.01 of the Credit Agreement is hereby amended by adding the following new definitions in the appropriate alphabetical order:

“Availability” means, on any date, an amount equal to the sum of (a) the aggregate Unrestricted Cash of the Borrower and its Domestic Subsidiaries on such date, as the same would be reflected on a consolidated balance sheet prepared in accordance with GAAP as of such date, and (b) only if each of the conditions set forth in clauses (b) and (c) of Section 4.02 would be satisfied in connection with a Borrowing as of such date, the amount by which the aggregate Revolving Commitments exceeds the aggregate Revolving Exposure as of such date.

“Cash Payment Ratio” means 3.50 to 1.00; provided that if, on or before June 30, 2017, the Borrower shall have issued Permitted Disqualified Capital Stock and/or Qualified Capital Stock for gross cash proceeds of not less than $60,000,000, the Cash Payment Ratio shall be 3.75 to 1.00 at all times on and after the date on which the Net Cash Proceeds thereof have been applied in accordance with, and to the extent required by, Section 2.10(d).

“Permitted Disqualified Capital Stock” means Disqualified Capital Stock issued by Borrower on or before June 30, 2017; provided that (i) such Capital Stock is issued at an original issue price of $1,000 per share (valuing any warrants or other equity kickers issued substantially concurrently with such Capital Stock that do not constitute Disqualified Capital Stock at zero), (ii) the aggregate liquidation preference of all such Capital Stock shall not exceed $150,000,000 (exclusive of the amount of any dividends thereon accrued or paid in kind) at any time, (iii) such Capital Stock shall contain no repurchase, redemption (including pursuant to a sinking fund obligation or otherwise) or payment obligation applicable to any Company which may come into effect before the first anniversary of the Final Maturity Date other than (a) any obligation to accrue or pay dividends in kind or (b) any obligation to make cash payments not exceeding in any 12 consecutive month period 8.0% of the original gross cash proceeds thereof (valuing any warrants or other equity kickers issued substantially concurrently with such Capital Stock that do not constitute Disqualified Capital Stock at zero), which cash payments shall only be permitted to be made if, after giving pro forma effect thereto, (x) Availability shall be not less than $30,000,000, (y) the Total Leverage Ratio would not exceed the Cash Payment Ratio and (z) no Default or Event of Default exists or would exist immediately after giving effect thereto, and (iv) such Capital Stock does not satisfy either clause (a) or (b) of the definition of “Disqualified Capital Stock”.

“Third Amendment” means the Third Amendment and Waiver to Credit Agreement dated as of January 26, 2017, among the Borrower, the Lenders party thereto and the Administrative Agent.

“Unrestricted Cash” means unrestricted cash and Cash Equivalents owned by Borrower and its Domestic Subsidiaries and not subject to any Lien (including any Lien arising by “control”) or other preferential arrangement in favor of any creditor thereof (other than (i) Liens created by or pursuant to this Agreement and the Loan Documents and (ii) Liens permitted under clause (l) of Section 6.02).

2.2       Consolidated Interest Expense.

(a)      Clause (f) of the definition of “Consolidated Interest Expense” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(f)       without duplication, (i) all interest (other than interest accrued or paid in kind on Permitted Disqualified Capital Stock) on any Indebtedness of Borrower or any of its Subsidiaries of the type described in clause (e) or (j) of the definition of “Indebtedness” for such period and (ii) all cash payments in respect of Permitted Disqualified Capital Stock or any other Disqualified Capital Stock during such period;”

(b)      The definition of “Consolidated Interest Expense” in Section 1.01 of the Credit Agreement is hereby further amended by amending and restating the second proviso thereto in its entirety as follows:

“provided, further, that (x) for the purposes of determining the Consolidated Interest Coverage Ratio for the fiscal quarter in which the Amendment Effective Date occurs, Consolidated Interest Expense shall be deemed to be equal to the product of (A) the Consolidated Interest Expense for the period commencing on the Amendment Effective Date (after giving pro forma effect to any prepayment pursuant to Section 2.10(d) and calculated without regard to any non-cash items increasing or otherwise included in Consolidated Interest Expense for such period relating to the repayment of Obligations with the proceeds of any Equity Issuance of Permitted Disqualified Capital Stock or Qualified Capital Stock on or after the “Amendment Closing Date” (as defined in the Third Amendment) and on or before June 30, 2017) and ending on the last day of such fiscal quarter (the “Stub Period”) multiplied by (B) a fraction in the form of x/y, for which “x” is the number of days during such fiscal quarter and “y” is the number of days during such Stub Period, and (y) for the purposes of determining the Consolidated Interest Coverage Ratio for the Test Period ending on the last day of each of the three full fiscal quarters immediately succeeding the Stub Period, Consolidated Interest Expense shall be deemed to equal Consolidated Interest Expense for such fiscal quarter (and each previous fiscal quarter commencing after the Stub Period, if any) multiplied by 4, 2 and 4/3, respectively.”

2.3       Prepayment of Permitted Disqualified Capital Stock. Section 2.10(d) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(d)      Debt Issuance, Preferred Stock Issuance or Permitted Disqualified Capital Stock. Not later than one Business Day following the receipt of any Net Cash Proceeds of (i) any Debt Issuance by any Company or of any Preferred Stock Issuance by Borrower of Disqualified Capital Stock or (ii) any Equity Issuance of Qualified Capital Stock on or after the “Amendment Closing Date” (as defined in the Third Amendment) and on or before June 30, 2017, Borrower shall make prepayments in accordance with Section 2.10(h) in an aggregate principal amount equal to (A) in the case of Permitted Disqualified Capital Stock or any such Qualified Capital Stock, (x) 100% of such Net Cash Proceeds with respect to all such Permitted Disqualified Capital Stock or Qualified Capital Stock until both (1) the gross cash proceeds with respect to which such Net Cash Proceeds is determined are not less than $40,000,000 and (2) such Net Cash Proceeds are not less than $37,000,000, and (y) thereafter, 50% of such Net Cash Proceeds; provided that, in each case of clauses (x) and (y), Net Cash Proceeds shall be determined for such purposes without deducting any fees or expenses incurred in connection with the Third Amendment, and (B) otherwise, 100% of such Net Cash Proceeds.”

2.4       Indebtedness. Section 6.01(h) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(h)      all obligations of Borrower to make any payment in respect of Permitted Disqualified Capital Stock that would be permitted to be made at such time under the definition thereof (including, without limitation, clause (iii) thereof);”

2.5       Dividends. Section 6.08 of the Credit Agreement is hereby amended by deleting “; and” at the end of clause (a) thereof, relettering clause (b) as clause (c) and inserting the following as a new clause (b):

“(b)      payments in respect of Permitted Disqualified Capital Stock that would be permitted to be made at such time under the definition thereof (including, without limitation, clause (iii) thereof);”

2.6        Financial Covenants.

(a)      The table in clause (a) of Section 6.10 of the Credit Agreement is hereby amended and restated in its entirety as follows:

Test Period End Date	Total Leverage Ratio
3/31/14	6.00 to 1.00
6/30/14	6.00 to 1.00
9/30/14	6.00 to 1.00
12/31/14	6.00 to 1.00
3/31/15	6.00 to 1.00
6/30/15	5.75 to 1.00
9/30/15	5.50 to 1.00
12/31/15	5.25 to 1.00
3/31/16	5.25 to 1.00
6/30/16	5.25 to 1.00
9/30/16	5.00 to 1.00
12/31/16	5.00 to 1.00
3/31/17	5.00 to 1.00
6/30/17	5.00 to 1.00
9/30/17	5.00 to 1.00
12/31/17	5.00 to 1.00
3/31/18	4.75 to 1.00
6/30/18	4.75 to 1.00
9/30/18	4.50 to 1.00
12/31/18	4.50 to 1.00
3/31/19	4.25 to 1.00
6/30/19	4.25 to 1.00
9/30/19 and thereafter	4.00 to 1.00

(b)      The table in clause (b) of Section 6.10 of the Credit Agreement is hereby amended and restated in its entirety as follows:

Test Period End Date	Consolidated Interest Coverage Ratio
3/31/14	2.45 to 1.00
6/30/14	2.45 to 1.00
9/30/14	2.45 to 1.00
12/31/14	2.55 to 1.00
3/31/15	2.70 to 1.00
6/30/15	2.80 to 1.00
9/30/15	2.95 to 1.00
12/31/15	3.05 to 1.00
3/31/16	2.75 to 1.00
6/30/16	2.75 to 1.00
9/30/16	2.80 to 1.00
12/31/16	2.50 to 1.00
3/31/17	2.50 to 1.00
6/30/17	2.50 to 1.00
9/30/17	2.50 to 1.00
12/31/17	2.50 to 1.00
3/31/18	2.65 to 1.00
6/30/18	2.75 to 1.00
9/30/18	2.85 to 1.00
12/31/18	2.95 to 1.00
3/31/19	3.00 to 1.00
6/30/19	3.10 to 1.00
9/30/19 and thereafter	3.20 to 1.00

(c)      The table in clause (c) of Section 6.10 of the Credit Agreement is hereby amended and restated in its entirety as follows:

Base Period	Base Amount
1/1/14 through 12/31/14	$91,000,000
1/1/15 through 12/31/15	$103,000,000
1/1/16 through 12/31/16	$61,000,000
1/1/17 through 12/31/17	$50,000,000
1/1/18 through 12/31/18	$50,000,000
1/1/19 through 12/31/19	$50,000,000

2.7        Prepayments of Other Indebtedness; Modifications. Clauses (a) and (b) of Section 6.11 of the Credit Agreement are hereby amended and restated in their entirety as follows:

“(a)      (including pursuant to any Synthetic Purchase Agreement) make or offer to make (or give any notice in respect thereof) any voluntary or optional payment or prepayment on or redemption, retirement, defeasance, or acquisition for value of, or any prepayment or redemption as a result of any asset sale, change of control or similar event of, any Indebtedness outstanding under any Subordinated Indebtedness or any Disqualified Capital Stock (including, without limitation, any Permitted Disqualified Capital Stock);

(b)      waive, amend, supplement or modify, or permit the waiver, amendment, supplementation or modification of, any provision of any Transaction Document or any Material Indebtedness or Disqualified Capital Stock in any manner that is, or could reasonably be expected to be, adverse in any material respect to the interests of any Agent or Lender, including, in the case of Permitted Disqualified Capital Stock, that would result in such Permitted Disqualified Capital Stock ceasing to satisfy any of the requirements of the definition thereof;”

2.8        Limitation on Issuance of Capital Stock. Section 6.13(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(a)      With respect to Borrower, issue any Equity Interest that is Disqualified Capital Stock (other than Permitted Disqualified Capital Stock).”

2.9       Original Issue Discount Legend. Section 10.19 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Section 10.19 Original Issue Discount Legend.

FROM AND AFTER THE SECOND AMENDMENT EFFECTIVE DATE (INCLUDING, WITH RESPECT TO THE THIRD AMENDMENT, FROM AND AFTER THE AMENDMENT CLOSING DATE (AS DEFINED IN THE THIRD AMENDMENT)), THE TERM LOANS MAY HAVE BEEN CONSIDERED TO BE ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY OF THE TERM LOANS MAY BE OBTAINED BY WRITING TO THE BORROWER AT THE ADDRESS SET FORTH ON THE SIGNATURE PAGE TO THIS AGREEMENT.”

2.10      Limited Waiver. Effective as of and from the Amendment Effective Date, the Administrative Agent and the Lenders party hereto (constituting the Required Lenders) hereby waive any Change in Control under clause (a) or clause (c) of the definition thereof that directly results from the issuance of any Permitted Disqualified Capital Stock or Qualified Capital Stock contemplated by this Amendment (the “Specified Event of Default”); provided that if, at any time on or after the Amendment Effective Date, clause (a) or (c) of such definition would be satisfied (with respect to any one or more purchasers of any such Permitted Disqualified Capital Stock or Qualified Capital Stock, individually or in the aggregate) if each clause were modified by replacing “40%” with “50%” therein, (x) such event shall constitute an immediate Event of Default under the Credit Agreement and (y) the Loan Documents shall apply in all respects, and the Administrative Agent and the Lenders shall have all rights and remedies thereunder, as if the foregoing waiver had never been granted. Notwithstanding anything to the contrary herein, the waiver contemplated by the first sentence of this Section 2.10 shall apply only to the waiver of the Specified Event of Default and to no other term, condition or other provision of the Credit Agreement or any other Loan Document (including any and all other amendments, consents, waivers, supplements or other modifications thereto) or, upon and after the effectiveness thereof, to any Default or Event of Default (including any Default or Event of Default resulting from a Change in Control that is not the Specified Event of Default) which may have occurred and be continuing or may occur in the future. The execution, delivery and effectiveness of this Amendment shall not, except as expressly contemplated by this Section 2.10 and then only on and after the Amendment Effective Date, operate as a waiver of any right, power or remedy of the Lenders or the Administrative Agent under any of the Loan Documents, nor constitute a waiver or amendment of any other provision of any of the Loan Documents or for any purpose except as expressly set forth herein.

Section 3.      Effectiveness.

3.1       Conditions Precedent To Effectiveness of Amendment. The effectiveness of the amendments and waiver in Section 2 hereof are subject to the prior or concurrent satisfaction of the following conditions precedent (the date of such satisfaction, the “Amendment Effective Date”):

(a)      the Amendment Closing Date (as defined below) shall have occurred;

(b)      the Loan Parties shall have paid all reasonable and documented out-of-pocket legal fees and expenses and all other reasonable and documented out-of-pocket expenses of the Administrative Agent (to the extent not paid on or before the Amendment Closing Date);

(c)      on or before June 30, 2017, the Borrower shall have issued Permitted Disqualified Capital Stock and/or Qualified Capital Stock for gross cash proceeds of not less than $40,000,000 and for Net Cash Proceeds of not less than $37,000,000 (determined for such purposes without deducting any fees or expenses incurred in connection with the Third Amendment); and

(d)      the Administrative Agent shall have received from the Borrower a nonrefundable fee for the account of each Person that was a Specified Lender (as defined below) on the Amendment Closing Date in an amount equal to 0.50% of the sum of such Lender’s outstanding Term Loans and Revolving Commitment on the Amendment Closing Date (regardless of whether all or any portion of such Revolving Commitment is used or unused on such date), which fee shall be in addition to the fee payable pursuant to Section 3.2(c) hereof.

3.2       Closing Date. This Amendment (other than Section 2 hereof) shall be legal, valid and binding on the date (the “Amendment Closing Date”) on or before January 26, 2017, on which the following conditions precedent are satisfied:

(a)      this Amendment shall have been (i) executed by the Borrower, the Administrative Agent and the Required Lenders and (ii) acknowledged by each Guarantor, and in each case, counterparts hereof as so executed or acknowledged shall have been delivered to the Administrative Agent;

(b)      the Loan Parties shall have paid all reasonable and documented out-of-pocket legal fees and expenses and all other reasonable and documented out-of-pocket expenses of the Administrative Agent; and

(c)      the Administrative Agent shall have received from the Borrower a nonrefundable fee for the account of each Lender that has executed and delivered a signature page hereto to the Administrative Agent no later than 3:00 p.m., New York City time, on January 25, 2017 (each such Lender, a “Specified Lender”), in an amount equal to 0.25% of the sum of such Lender’s outstanding Term Loans and Revolving Commitment on the Amendment Closing Date (regardless of whether all or any portion of such Revolving Commitment is used or unused on the Amendment Closing Date).

Section 4.       Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders party hereto as follows:

4.1       Power and Authority. It has the legal power and authority to execute and deliver this Amendment and perform its obligations hereunder and under the Credit Agreement as amended and otherwise modified hereby.

4.2       Authorization. It has taken all proper and necessary corporate action to authorize the execution, delivery and performance of this Amendment and the transactions contemplated hereby.

4.3       Non-Violation. The execution and delivery of this Amendment and the performance and observance by it of the provisions hereof do not and will not (a) violate the Organizational Documents of any Company, (b) violate or result in a default or require any consent or approval under (x) any indenture, instrument, agreement, or other document binding upon any Company or its property or to which any Company or its property is subject, or give rise to a right thereunder to require any payment to be made by any Company, except for violations, defaults or the creation of such rights that could not reasonably be expected to result in a Material Adverse Effect or (y) any Organizational Document (other than such as have been obtained and are in full force and effect), (c) violate any Legal Requirement in any material respect, and (d) result in the creation or imposition of any Lien on any property of any Company, except Permitted Liens.

4.4       Validity and Binding Effect. This Amendment has been duly executed and delivered by the Borrower. Upon satisfaction of the conditions set forth in Section 3.2 above, this Amendment shall constitute a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally, regardless of whether considered in a proceeding in equity or at law.

4.5       Representations and Warranties in Credit Agreement. The representations and warranties of each Loan Party contained in the Credit Agreement as amended or otherwise modified hereby and each Loan Document are (i) in the case of representations and warranties qualified by materiality, “Material Adverse Effect” or similar language, true and correct in all respects and (ii) in the case of all other representations and warranties, true and correct in all material respects, in each case on and as of the Amendment Closing Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case such representations and warranties are true and correct on the basis set forth above as of such earlier date.

4.6       No Event of Default. No Default or Event of Default exists before, nor will occur immediately after, giving effect to this Amendment or observing any provision hereof.

4.7       No Consent. No consent, exemption, authorization or approval of, registration or filing with, or any other action by, any Governmental Authority is required with respect to any Company in connection with this Amendment, or the execution, delivery, performance, validity or enforceability of this Amendment or any other Loan Document, except consents, authorizations, filings and notices which have been obtained or made and are in full force and effect.

Section 5.       Guarantor Acknowledgment. Each Guarantor, by signing this Amendment hereby:

5.1       confirms and ratifies its respective guarantees, pledges and grants of security interests, as applicable, under each Loan Document to which it is a party, and agrees that notwithstanding the effectiveness of the Amendment and the consummation of the transactions contemplated thereby such guarantees, pledges and grants of security interests shall continue to be in full force and effect and shall accrue to the benefit of the Secured Parties;

5.2       acknowledges and agrees that all of the Loan Documents to which such Guarantor is a party or otherwise bound shall continue in full force and effect and that all of such Guarantor’s obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment; and

5.3       hereby consents and agrees to and acknowledges and affirms the terms of this Amendment and the transactions contemplated thereby.

Section 6.       Miscellaneous.

6.1       Successors and Assigns. The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

6.2       Survival of Representations and Warranties. All representations and warranties made hereunder shall survive the execution and delivery of this Amendment, and no investigation by the Administrative Agent or the Lenders or any subsequent extension of credit shall affect any of such representations and warranties or the right of the Administrative Agent or any Lender to rely upon them.

6.3       Severability. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

6.4       Headings. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

6.5       Loan Documents Unaffected. Each reference to the Credit Agreement in any Loan Document shall hereafter be construed as a reference to the Credit Agreement as amended or otherwise modified hereby. This Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any party under, the Credit Agreement or any other Loan Document. Except as herein otherwise specifically provided, all provisions of the Credit Agreement and the other Loan Documents, and the guarantees, pledges and grants of security interests, as applicable, under each of the Security Documents, are hereby reaffirmed and ratified and shall remain in full force and effect, shall continue to accrue to the benefit of the Secured Parties and shall be unaffected hereby. This Amendment is a Loan Document.

6.6       Waiver of Claims. The Loan Parties hereby acknowledge and agree that, through the date hereof, each of the Administrative Agent and the Lenders has acted in good faith and has conducted itself in a commercially reasonable manner in its relationships with the Loan Parties in connection with the Obligations, the Credit Agreement, and the other Loan Documents, and the Loan Parties hereby waive and release any claims to the contrary with respect to the period through the date hereof and, if the Amendment Effective Date occurs, with respect to the period from the date hereof through the Amendment Effective Date. To the maximum extent permitted by law, the Loan Parties hereby release, acquit and forever discharge the Administrative Agent and each of the Lenders, their respective Affiliates, and their respective officers, directors, employees, agents, attorneys, advisors, successors and assigns, both present and former, from any and all claims and defenses, known or unknown as of the date hereof, with respect to the Obligations, this Amendment, the Credit Agreement, the other Loan Documents and the transactions contemplated hereby and thereby.

6.7       Expenses. As provided in the Credit Agreement, but without limiting any terms or provisions thereof, each of the Loan Parties hereby jointly and severally agrees to pay on demand all reasonable and documented out-of-pocket costs and expenses incurred by the Administrative Agent in connection with the documentation, preparation and execution of this Amendment, regardless of whether this Amendment becomes effective in accordance with the terms hereof, and all reasonable and documented out-of-pocket costs and expenses incurred by the Administrative Agent and/or any Lender in connection with the enforcement or preservation of any rights under the Credit Agreement as amended or otherwise modified hereby, including reasonable and documented fees and out-of-pocket disbursements of one outside counsel of the Lenders and one counsel to each Agent and any necessary local counsel.

6.8       Entire Agreement. This Amendment, together with the Credit Agreement and the other Loan Documents, integrates all the terms and conditions mentioned herein or incidental hereto and supersedes all oral representations and negotiations and prior writings with respect to the subject matter hereof.

6.9       Acknowledgments. Each Loan Party hereby acknowledges that:

(a)      it has been advised by counsel in the negotiation, execution and delivery of this Amendment and the other Loan Documents;

(b)      neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Loan Party arising out of or in connection with this Amendment or any of the other Loan Documents, and the relationship between the Administrative Agent and the Lenders, on one hand, and the Loan Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)      no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Loan Parties and the Lenders.

6.10     FATCA Treatment. For purposes of determining withholding Taxes imposed under FATCA, from and after the Amendment Closing Date, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Credit Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulations Section 1.1471-2(b)(2)(i).

6.11     Counterparts. This Amendment may be executed by the parties hereto separately in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement. Transmission by a party to another party (or its counsel) via facsimile or electronic mail of a copy of this Amendment (or a signature page of this Amendment) shall be as fully effective as delivery by such transmitting party to the other parties hereto of a counterpart of this Amendment that had been manually signed by such transmitting party.

6.12     Governing Law. THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

6.13     Submission To Jurisdiction; Waivers

Each Loan Party hereby irrevocably and unconditionally:

(a)      submits for itself and its property in any legal action or proceeding relating to this Amendment and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

(b)      consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)      agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower or any other Loan Party at its address set forth in Section 10.01 of the Credit Agreement, or, in any case, at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d)      agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)      waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

6.14     Jury Trial Waiver. EACH LOAN PARTY, EACH AGENT AND EACH LENDER SIGNATORY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AMENDMENT (INCLUDING, WITHOUT LIMITATION, ANY AMENDMENTS, WAIVERS OR OTHER MODIFICATIONS RELATING TO ANY OF THE FOREGOING) OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

INTERNAP CORPORATION (F/K/A INTERNAP NETWORK SERVICES CORPORATION),
One Ravinia Drive, Suite 1300
Atlanta, Georgia 30346
Attention: Chief Financial Officer

By:	/s/ Robert Dennerlein
	Name:	Robert Dennerlein
	Title:	Chief Financial Officer

[Signature Page to Third Amendment and Waiver to Credit Agreement]

JEFFERIES FINANCE LLC,
as Administrative Agent and as a Lender

By:	/s/ J. Paul McDonnell
	Name:	J. Paul McDonnell
	Title:	Managing Director

[Signature Page to Third Amendment and Waiver to Credit Agreement]

Acknowledged and agreed:

UBERSMITH, INC., as a Guarantor

By	/s/ Robert Dennerlein
Name:	Robert Dennerlein
Title:	Chief Financial Officer

INTERNAP CONNECTIVITY LLC, as a Guarantor

By	/s/ Robert Dennerlein
Name:	Robert Dennerlein
Title:	Chief Financial Officer

[Signature Page to Third Amendment to Credit Agreement]